UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event report) December 5, 2005
COACHMEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-7160	31-1101097
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2831 DEXTER DRIVE
ELKHART, INDIANA 46514
(Address of principal executive offices)

Registrant’s telephone number, including area code: (574) 262-0123

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers

(b)    On December 5, 2005, Joseph P. Tomczak resigned as Executive Vice President and Chief Financial Officer of Coachmen Industries, Inc. to pursue other opportunities.

(c)    On December 5, 2005, Coachmen Industries, Inc. announced the appointment of Richard E. Lavers, currently Executive Vice President- General Counsel and Secretary, to the position of Chief Financial Officer and Chief Administrative Officer and the promotion of Colleen Zuhl from Vice President and Controller to Chief Accounting Officer.

Mr. Lavers, age 57, joined the Company in October 1997 as General Counsel and assumed the position of Executive Vice President of the Company in May 2000. He has served as Secretary of the Company since March 1999.

Ms. Zuhl, age 39, joined the Company in April 2004 as Vice President and Controller, following a fifteen year career with Ernst & Young, LLP, most recently as senior audit manager.

        Information concerning compensation arrangements has not yet been finalized and will be provided by amendment to this report.

Coachmen Industries’ press release announcing the above is attached as Exhibit 99.1 to this Report.

Item 9.01.  Financial Statements and Exhibits.

(c)  The following exhibit is furnished as a part of this report.

        99.1    Press release dated December 5, 2005.

   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.

By:	/s/ Kathy Samovitz
Kathy Samovitz, Assistant Secretary

Date:  December 5, 2005

INDEX TO EXHIBITS

Exhibit                                                                            Sequentially Numbered Pages

Number         Description

  99.1                Press Release dated December 5, 2005                                                    4